UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-191706 (1933 Act)	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 31, 2014, Carter Validus Mission Critical REIT II, Inc. (the “Company”), through a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP (“CVOP II”) acquired 100% of the fee simple interest in a 13,645 rentable square foot surgical center (the “Cy Fair Surgical Center”), located in the Houston-The Woodlands-Sugar Land, Texas metropolitan area, for a purchase price of $4,450,000, plus closing costs. The seller of the Cy Fair Surgical Center, Cy-Fair Surgical Properties, LTD, a Texas limited partnership, is not affiliated with us, our advisor or our respective affiliates. We financed the purchase of the Cy Fair Surgical Center using net proceeds from our initial public offering and the KeyBank Credit Facility (as defined below).

In connection with the acquisition, we incurred an acquisition fee of approximately $89,000, or 2% of the purchase price, payable to our advisor. The Company believes the Cy Fair Surgical Center is adequately insured.

The Cy Fair Surgical Center was constructed in 1993. As of July 31, 2014, the Cy Fair Surgical Center was 100% leased to Cy Fair Surgery Center, LTD (“Cy Fair”).

The following table shows, as of the acquisition date, the principal provisions of the lease terms for the sole tenant of the Cy Fair Surgical Center:

Tenant(1)	Renewal Options(2)	Current Annual Base Rent		Base Rent Per Square Foot	Lease Expiration
Cy Fair	3/5 yr	$378,750	(3)	$27.76	07/31/2025

(1)	All of the operations and the principal nature of business of the tenant are healthcare related. The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures of the building.
(2)	Represents option renewal period/term of each option.
(3)	On August 1, 2016 and each 12-month anniversary thereafter during the term, annual rent increases by the lesser of (i) 2% over the amount of annual base rent for the preceding 12-month period or (ii) the percentage increase in the Consumer Price Index during the immediately preceding one-year period.

The material terms of the Purchase Agreement (as amended by the First Amendment and Second Amendment to the Purchase Agreement), the Assignment of Purchase Agreement and the Assignment and Assumption of Leases are qualified in their entirety by the agreements attached as Exhibits 10.9 through 10.13 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2014, CVOP II entered into a credit agreement with KeyBank National Association (“KeyBank”) to obtain a secured revolving credit facility in an aggregate maximum principal amount of $35,000,000 (the “KeyBank Credit Facility”). The KeyBank Credit Facility is evidenced by a promissory note in the principal amount of $35,000,000, a credit agreement, a guaranty agreement, a contribution agreement, and a hazardous materials indemnity agreement (collectively, the “KeyBank Credit Facility Agreement”). The proceeds of loans made under the KeyBank Credit Facility may be used to finance the purchase of properties, for tenant improvements and leasing commissions with respect to real estate, for repayment of indebtedness, for capital expenditures with respect to real estate, and for general corporate and working capital purposes. The KeyBank Credit Facility matures on July 31, 2017 and may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee.

        On July 31, 2014, the Company secured the KeyBank Credit Facility by executing a Deed of Trust, Assignment of Leases and Rents, and Security Agreement on the Cy Fair Surgical Center for the benefit of the lender. During the initial and extended term of the KeyBank Credit Facility Agreement, any loan made under the KeyBank Credit Facility shall bear interest at per annum rates equal to either: (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.00% to 3.25%, which is determined based on the overall leverage of CVOP II or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.00% to 2.25%, which is determined based on the overall leverage of CVOP II. In addition to interest, CVOP II is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Credit Facility Agreement at a per annum rate equal to 0.30% if the average daily amount outstanding under the KeyBank Credit Facility is less than 50% of the lenders’ commitments or 0.20% if the average daily amount outstanding under the KeyBank Credit Facility is greater than 50% of the lenders’ commitments, and the unused fee is payable quarterly in arrears. Additionally, in the event of default, the lender has the right to terminate its obligations under the KeyBank Credit Facility Agreement, including the funding or future loans, to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on the Cy Fair Surgical Center or any other properties that are added to the collateral pool.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility Agreement. The initial credit available for CVOP II to borrow under the KeyBank Credit Facility will be a maximum principal amount of $2,893,000 and will increase if CVOP II adds additional properties to the collateral pool to secure the KeyBank Credit Facility. Additional financial institutions are expected to become lenders under the KeyBank Credit Facility and, subject to certain conditions, the KeyBank Credit Facility can be increased up to $300,000,000. The obligations of CVOP II with respect to the KeyBank Credit Facility Agreement are guaranteed by the Company, including but not limited to, the payment of any outstanding indebtedness under the KeyBank Credit Facility Agreement and all terms, conditions and covenants of the KeyBank Credit Facility Agreement, as further discussed below. In addition, CVOP II has pledged a security interest in the Cy Fair Surgical Center as collateral to secure the KeyBank Credit Facility pursuant to a deed of trust dated July 31, 2014.

The KeyBank Credit Facility Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by CVOP II and its subsidiaries that own properties that serve as collateral for the KeyBank Credit Facility, limitations on the nature of CVOP II’s business, and limitations on distributions by the Company, CVOP II and its subsidiaries. The KeyBank Credit Facility Agreement imposes the following financial covenants, which are specifically defined in the KeyBank Credit Facility Agreement, on CVOP II: (a) maximum ratio of indebtedness to gross asset value; (b) minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges; (c) minimum tangible net worth; (d) minimum liquidity thresholds; (e) minimum quarterly equity raise; (f) minimum weighted average remaining lease term of properties in the collateral pool; (g) minimum debt yield; and (h) minimum number of properties in the collateral pool.

On July 31, 2014, in connection with the Company’s acquisition of the Cy Fair Surgical Center, CVOP II, through a wholly-owned subsidiary, entered into an assignment of leases and rents with KeyBank to add the Cy Fair Surgical Center to the collateral pool of the KeyBank Credit Facility, which increased CVOP II’s borrowing base availability under the KeyBank Credit Facility by approximately $2,893,000. CVOP II also pledged a security interest in the Cy Fair Surgical Center as collateral to secure the KeyBank Credit Facility pursuant to a deed of trust, dated July 31, 2014. As of August 6, 2014, the Company had drawn $2,893,000 under the KeyBank Credit Facility.

Item 8.01 Other Events.

On August 1, 2014, the board of directors of the Company approved and authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on September 1, 2014 and ending November 30, 2014. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001753425 per share of Class A and Class T common stock. The distributions for each record date in September 2014, October 2014 and November 2014 would be paid in October 2014, November 2014 and December 2014, respectively. As of August 6, 2014, there were no shares of Class T common stock outstanding. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Credit Agreement by and among Carter Validus Operating Partnership II, LP, as borrower, KeyBank National Association, the other lenders which are parties to this agreement and other lenders that may become parties to this agreement, KeyBank National Association, as agent, and KeyBanc Capital Markets, as sole lead arranger and sole book runner, dated July 31, 2014.

10.2	Unconditional Guaranty of Payment and Performance from Carter Validus Mission Critical REIT II, Inc., et al for the benefit of KeyBank National Association, dated July 31, 2014.

10.3	Indemnity Agreement Regarding Hazardous Materials by and among Carter Validus Operating Partnership II, LP, Carter Validus Mission Critical REIT II, Inc., and HC-11250 Fallbrook Drive, LLC for the benefit of KeyBank National Association, dated July 31, 2014.

10.4	Deed of Trust, Security Agreement and Assignment of Leases and Rents from HC-11250 Fallbrook Drive, LLC, as guarantor, to Hugh C. Talton, II, as trustee, for the benefit of KeyBank National Association, dated July 31, 2014.

10.5	Assignment of Leases and Rents by HC-11250 Fallbrook Drive, LLC to KeyBank National Association, dated July 31, 2014.

10.6	Swing Loan Note from Carter Validus Operating Partnership II, LP to KeyBank National Association, dated July 31, 2014.

10.7	Revolving Credit Note from Carter Validus Operating Partnership II, LP to KeyBank National Association, dated July 31, 2014.

10.8	Contribution Agreement by and among Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, and the other guarantors as identified therein, dated July 31, 2014.

10.9	Purchase Agreement, dated June 5, 2014, between Cy-Fair Surgical Properties, LTD and Carter Validus Properties, LLC

10.10	First Amendment to Purchase Agreement, dated July 16, 2014, between Cy-Fair Surgical Properties, LTD and HC-11250 Fallbrook Drive, LLC

10.11	Second Amendment to Purchase Agreement, dated July 23, 2014, between Cy-Fair Surgical Properties, LTD and HC-11250 Fallbrook Drive, LLC

10.12	Assignment of Purchase Agreement, dated June 26, 2014, between Carter Validus Properties, LLC, as Assignor, and HC-11250 Fallbrook Drive, LLC, as Assignee.

10.13	Assignment and Assumption of Leases, dated July 16, 2014, between Cy-Fair Surgical Properties, LTD, as Assignor, and HC-11250 Fallbrook Drive, LLC, as Assignee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: August 6, 2014	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer